Exhibit 3.2.1

THE CAYMAN ISLANDS

THE COMPANIES LAW (AS REVISED)

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COMPANY LIMITED BY SHARES

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MEMORANDUM OF ASSOCIATION

OF

FULING GLOBAL INC.

富岭环球有限公司

NAME

1.	The name of the Company is FULING GLOBAL INC.富岭环球有限公司.

REGISTERED OFFICE

2.	The registered office of the Company will be situated at the office of NovaSage Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands or such other place in the Cayman Islands as the Directors may from time to time decide, being the registered office of the Company.

GENERAL OBJECTS AND POWERS

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by Section 7(4) of The Companies Law (As Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

LIMITATIONS ON THE COMPANY'S BUSINESS

4.	For the purposes of the Companies Law (As Revised) the Company has no power to:

(i)	carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2009 Revision); or

(ii)	to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2008 Revision); or

(iii)	to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law.

5.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

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AUTHORISED SHARES

7.	The capital of the Company is US$70,000.00 divided into 70,000,000 shares of a nominal or par value of US$0.001 each provided always that subject to the provisions of the Companies Law (As Revised) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

CONTINUATION

8.	The Company may exercise the power contained in Section 206 of The Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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GENERAL REGISTRY
CAYMAN ISLANDS

**EXEMPTED** *Company Registered and filed as No. 00295553 On 19-Jan-2015*

*Assistant Registrar*

We, whose name, address and description are hereto given below are desirous of being formed into a Company in pursuance of this Memorandum of Association, and agree to take the number of shares in the capital of the Company set opposite our name.

| NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER | NUMBER OF SHARES TAKEN BY SUBSCRIBER |
| --- | --- |
| **For and on behalf of**<br>**NovaSage Incorporations (Cayman) Limited**<br>Corporation<br>of Floor 4, Willow House, Cricket Square,<br>P.O. Box 2582,<br>Grand Cayman KY1-1103<br>Cayman Islands | ONE SHARE |

(Sd.) Authorised Signatory
Toni Rombough

**DATED** 19 JAN 2015

Witness to the above signature:
(Sd.) Andria Bell

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*Uploaded: 19-Jan-2015 14:17 EST*

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